Exhibit 10.3

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) made as of the 24th day of July, 2020, by EACH OF THE ENTITIES LISTED ON SCHEDULE I ATTACHED HERETO (individually or collectively, as the context may require “Borrower”), each having an address at 38 Washington Square, Newport, Rhode Island 02840 and American Finance OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at 650 Fifth Avenue, 30th Floor, New York, New York 10019 (“Principal”; Borrower and Principal are collectively herein referred to as “Indemnitor”), in favor of COLUMN FINANCIAL, INC., a Delaware corporation (“Column”; Column, together with any other Co-Lender under the Loan and each of their respective successors, transferees and/or assigns, collectively, “Indemnitee”) and other Indemnified Parties (defined below).

RECITALS:

A.        Indemnitee is prepared to make a loan (the “Loan”) to Borrower pursuant to a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

B.         Principal is the owner of a direct and/or indirect equity interest in Borrower and will receive substantial benefit from Indemnitee’s making of the Loan to Borrower.

C.         Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

D.        Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.             ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Except as otherwise disclosed by those certain Phase I environmental reports (and Phase II environmental reports, if one was provided to Indemnitee) in respect of the Properties delivered to Indemnitee (individually and/or collectively referred to below as the context may require as the “Environmental Report”), copies of which have been provided to Indemnitee, and to Indemnitor’s actual knowledge, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under any Individual Property, except those that are in compliance with all applicable Environmental Laws (defined below) and with any permits issued pursuant thereto, if applicable; (b) there are no past or present Releases (defined below) of Hazardous Substances in, on, under or from any Individual Property which have not been fully remediated or, to the extent disclosed in the Environmental Report, are in the process of being remediated; (c) there is no current threat of any Release of Hazardous Substances migrating to any Individual Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with any Individual Property which has not been fully remediated, or is currently being remediated or, to the extent disclosed in the Environmental Report, are in the process of being fully remediated, in accordance with Environmental Law; (e) Indemnitor has not received any written notice or other written communication from any Person (including, but not limited to, any governmental entity) relating to the existence or Release of Hazardous Substances on any Individual Property or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law or any administrative or judicial proceedings in connection with any of the foregoing; (f) Indemnitor has truthfully and fully provided to Indemnitee, in writing, all material information relating to Hazardous Substances in, on, under or from each Individual Property that are known to Indemnitor and that is contained in files and records of Indemnitor or that are in Indemnitor’s possession, including but not limited to any written reports relating to Hazardous Substances in, on, under or from any Individual Property, and/or to any environmental condition of any Individual Property; (g) there are no prior or current complaints by tenants at any Individual Property regarding water infiltration or water damage, except as set forth on Schedule II attached hereto, and (h) no Individual Property currently displays conspicuous evidence of the growth of Microbial Matter on any building materials or surfaces.

2.             ENVIRONMENTAL COVENANTS. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Properties, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from any Individual Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) either has been fully disclosed to Indemnitee in writing (including in any Environmental Reports provided to Indemnitee) prior to the date hereof or are Hazardous Substances used in the ordinary course of operations at any such Properties in customary quantities reasonably necessary for such operations; (c) there shall be no Hazardous Substances in, on, or under any Individual Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) either fully disclosed to Indemnitee in writing (including in any Environmental Reports provided to Indemnitee) prior to the date hereof or are Hazardous Substances used in the ordinary course of operations at any such Properties in customary quantities reasonably necessary for such operations; (d) subject to Indemnitor’s right to contest the imposition of liens in accordance with the Loan Agreement, Indemnitor shall keep each Individual Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitor shall, at its reasonable sole cost and expense, if Indemnitee has a reasonable basis to be concerned that there may be Hazardous Substances on an Individual Property in violation of the Environmental Laws or which would result in liability under Environmental Laws, perform such environmental site assessments or other investigations of environmental conditions in connection with such Individual Property, pursuant to any reasonable written request of Indemnitee (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation or obtain a no further action letter if available from the applicable governmental authority for any environmental condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from any Individual Property; (ii) subject to Indemnitor’s right to contest legal requirements in accordance with the Loan Agreement, comply with any applicable Environmental Law; (iii) comply with any directive from any governmental authority with respect to Hazardous Substances in, on or under any Individual Property; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment on or at each Individual Property consistent with the practices of prudent commercial property owners; (h) Indemnitor shall not do and shall use reasonable efforts to cause any Tenant of any Individual Property not to do, any act at or on such Individual Property that materially increases the dangers to human health or the environment on or at such Individual Property, poses an unreasonable risk of harm to any Person or results from or otherwise relating to Hazardous Substances on, at or from such Individual Property; (i) Indemnitor shall notify Indemnitee in writing promptly after it has knowledge of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards any Individual Property; (B) any non-compliance with any Environmental Laws related in any way to any Individual Property; (C) any actual or threatened (in writing) Environmental Lien on any Individual Property; (D) any required or proposed Remediation of environmental conditions relating to any Individual Property; and (E) any written notice that Indemnitor receives from a governmental entity or other Person relating in any way to (a) Hazardous Substances in, on, under, from or migrating towards any Individual Property or Remediation thereof, or possible liability of any Person pursuant to any Environmental Law relating to Hazardous Substances in, on, under, to or from any Individual Property, or (b) other environmental conditions in connection with any Individual Property, or (c) any administrative or judicial proceedings actually occurring or threatened in writing in connection with any of the foregoing and Indemnitor shall comply with any and all local, state or federal laws, legislation, or statutes at any time in effect with respect to Microbial Matter applicable to the Properties and (j) Indemnitor shall promptly adopt a remediation plan reasonably acceptable to Indemnitee with respect to any Microbial Matter identified as a result of any environmental assessment and/or investigation in order to comply with any applicable Environmental Law governing said Microbial Matter.

3.             INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event Indemnitee has reason to believe that an environmental hazard exists on an Individual Property that does not, in the reasonable discretion of the Indemnitee, endanger any tenants or other occupants of such Individual Property or their guests or the general public or materially and adversely affects the value of such Individual Property, upon reasonable notice from the Indemnitee, Indemnitor shall, at Indemnitor’s reasonable expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnitee) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Indemnitee and promptly deliver to the Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnitee within a reasonable period or if the Indemnitee has reason to believe that an environmental hazard exists on such Individual Property that, in the reasonable judgment of the Indemnitee, endangers any tenant or other occupant of such Individual Property or their guests or the general public or may materially and adversely affect the value of such Individual Property, upon reasonable notice to Indemnitor, Indemnitee and any other Person designated by the Indemnitee, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon such Individual Property at all reasonable times to assess any and all aspects of the environmental condition of such Individual Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of the Indemnitee) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and provide the Indemnitee and any such Person designated by the Indemnitee with access to such Individual Property to undertake the foregoing.

4.             INDEMNIFICATION. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under any Individual Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from any Individual Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of any Individual Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Individual Property of any Hazardous Substances at any time located in, under, on or above such Individual Property in violation of applicable Environmental Laws or as would require investigation, remediation or other response pursuant to applicable Environmental Laws; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of any Individual Property in connection with any actual or proposed Remediation of any Hazardous Substances on any Individual Property in violation of applicable Environmental Laws at any time located in, under, on or above any Individual Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violation of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with any Individual Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of any Individual Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering any Individual Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with any Individual Property, arising or resulting from, or otherwise relating to Hazardous Substances or any violation of Environmental Laws, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of any Individual Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of any Individual Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation associated with any Individual Property; (k) any personal injury, wrongful death, or property or other damage in any way connected with the presence or Release of Hazardous Substances in, on, under or from any Individual Property arising under any statutory or common law or tort law theory, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near any Individual Property; and (l) any material misrepresentation or inaccuracy in any representation or warranty relating to Hazardous Substances or Environmental Laws or material breach or failure to perform any covenants or other obligations relating to Hazardous Substances or Environmental Laws pursuant to this Agreement, the Loan Agreement or any Security Instrument.

5.             DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Indemnitor shall defend any Indemnified Parties with respect to the matters covered by Section 4 above (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, in the event that (i) any Indemnified Party determines in its reasonable discretion that the interests of Indemnitor conflict in any material manner with the interests of such Indemnified Party, (ii) any Indemnified Party determines in its reasonable discretion that the attorneys or professionals retained by Indemnitor are not representing the interests of such Indemnified Party in a commercially reasonable manner, or (iii) any Indemnified Party determines in its reasonable discretion that there may be legal defenses available to it that are different from or additional to those available to Indemnitor, then the Indemnified Parties may engage their own attorneys and other professionals to defend or assist them, and, at the option of the Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, provided that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the reasonable discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith. If more than one Indemnified Party is entitled to defend itself or participate in a proceeding hereunder, Indemnitor shall not be obligated to pay for attorneys or other personnel described above for more than one Indemnified Party.

6.             DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings: The term “Environmental Laws” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues governing the use, ownership and/or operations of any Individual Property and related to human health and the environment or Hazardous Substances: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Laws” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law that: (a) conditions transfer of property upon the obtaining of any statement, certification, declaration or other confirmation of, by or from a Governmental Authority as to the absence of any Hazardous Substances (or any Release thereof, as applicable) in violation of applicable law or any other approval of a Governmental Authority of the environmental condition of any Individual Property; (b) requires notification or disclosure of Releases of Hazardous Substances or other environmental condition of any Individual Property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such Individual Property; (c) imposes conditions or requirements relating to Hazardous Substances or the Remediation thereof, in connection with permits or other authorization for lawful activity; (d) relates to nuisance, trespass or other causes of action related to any Individual Property in connection with any environmental condition or use of Hazardous Substances at any Individual Property or; (e) relates to wrongful death, personal injury, or property or other damage in connection with any Hazardous Substances in, on under or from any Individual Property.

The term “Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, regulated, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to Microbial Matters which pose a threat to human health or the environment or adversely affect any Individual Property, mold, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding, for purposes of the representations and warranties in Section 1 hereof and covenants in Section 2 hereof, substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to any Individual Property, as applicable, for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instruments is or will have been recorded, any Person who may hold or acquire or will have held a full or partial direct interest in the Loan as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties as well as the respective directors, officers, shareholders, partners, employees, agents, representatives of any and all of the foregoing (including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business) and any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding.

The term “Losses” includes any actual losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards (but excluding lost profits and indirect, consequential, special, incidental, exemplary and/or punitive damages except to the extent the Indemnified Parties are responsible therefore to unrelated third parties).

The term “Microbial Matter” means fungi which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial organic compounds.

The term “Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

7.             OPERATIONS AND MAINTENANCE PROGRAMS. If recommended by the Environmental Report or any other environmental assessment or audit of any Individual Property (including, without limitation, any assessment or audit performed after the date hereof), Indemnitor shall establish and comply with an operations and maintenance program with respect to such Individual Property, in form and substance reasonably acceptable to Indemnitee, prepared by an environmental consultant reasonably acceptable to Indemnitee (each such program, as applicable, the “O&M Program”), which O&M Program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on such Individual Property. Borrower shall not permit any O&M Program to be amended in any material manner, terminated or replaced, in each case, without obtaining Lender’s prior written consent thereto not to be unreasonably withheld. Without limiting the generality of the foregoing, Indemnitee may require (a) periodic notices or reports to Indemnitee in form, substance and at such intervals as Indemnitee may reasonably specify, (b) an amendment to any O&M Program to address changing circumstances, laws or an adverse change in the condition of any existing asbestos-containing materials or lead based paint at such Individual Property, (c) at Indemnitor’s sole expense, supplemental examination of the Properties by consultants reasonably specified by Indemnitee if there is evidence of additional asbestos-containing materials or lead based paint at such Individual Property or an adverse change in the condition of any existing asbestos-containing materials or lead based paint at such Individual Property, and (d) reasonable access to the Properties by Indemnitee, its agents or servicer, to review and assess the environmental condition of any Individual Property with regard to asbestos-containing materials or lead based paint and Indemnitor’s compliance with any O&M Program, subject to the rights of tenants therein. Indemnitor’s failure to comply with the foregoing provisions of this Section within sixty (60) days of written notice from Indemnitee shall, at Indemnitee’s option, constitute an Event of Default. Without limitation of the foregoing, Borrower hereby acknowledges and agrees that (i) as of the date hereof, Borrower has established operation and maintenance programs for the Properties listed on Exhibit A attached hereto (the “Closing Date O&M Programs”) and (ii) the Closing Date O&M Programs shall constitute an “O&M Program” for purposes hereof.

8.             UNIMPAIRED LIABILITY. Subject to Section 10 hereof, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instruments or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of any Individual Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instruments or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Properties, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instruments or any of the other Loan Documents limiting Indemnitee’s recourse to any Individual Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instruments or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Security Instruments or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

9.             ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral under, or without first having recourse pursuant to, the Note, the Loan Agreement, the Security Instruments or under any other Loan Documents or any of the Properties, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the obligations of Borrower pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the debt of Indemnitor pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Security Instruments or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Properties.

10.          SURVIVAL. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instruments. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply with respect to an Individual Property, to the extent that Indemnitor can prove that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on such Individual Property prior to the date that (i) Indemnitee or its nominee acquired title to such Individual Property, whether by foreclosure, exercise of power of sale or otherwise or (ii) the holder of a Mezzanine Loan or any third party (claiming by reason of judicial or non-judicial foreclosure, assignment in lieu of foreclosure or other exercise of remedies by such holder) acquired title to 100% of the direct or indirect ownership interests in Borrower or Principal owning such Individual Property (directly or indirectly), whether by foreclosure, exercise of power of sale, assignment in lieu of foreclosure or otherwise; and (b) were not the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors. Notwithstanding the foregoing, the indemnification obligations of Indemnitor hereunder shall terminate (except with respect to any then pending or asserted claims or actions subject to indemnification hereunder) with regard to any Individual Property two (2) years after the full and indefeasible payment by Indemnitor of the Debt, provided that at the time of such payment, Indemnitor furnishes to Indemnitee a Phase I environmental report with respect to such Individual Property, which report is from an environmental consultant reasonably acceptable to Lender, which updated environmental report(s) disclose, as of the date of such repayment, no actual or threatened (other than as disclosed in the Environmental Report delivered to Indemnitee by Indemnitor in connection with the origination of the Loan) (A) non-compliance with or violation in any material respect of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with such Individual Property, or operations thereon, (B) Environmental Liens encumbering such Individual Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement or (D) presence or Release of Hazardous Substances in, on, under or from such Individual Property, excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to any Individual Property, for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws, that has not been fully remediated in accordance with all applicable Environmental Laws.

11.          INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on written demand and, if not paid within ten (10) days of such written demand therefor, shall bear interest at the Default Rate.

12.           WAIVERS.

a.             Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

b.            It shall not be necessary for Lender, in order to enforce payment under Section 4 hereof against Principal to first (i) institute suit or pursue or exhaust any rights or remedies against Borrower or others liable for the Debt, (ii) enforce any rights against any security that shall ever have been given to secure the Debt, (iii) join Borrower or any others liable for the payment or performance pursuant to Section 4 hereof or any part thereof in any action to enforce this Agreement and/or (iv) resort to any other means of obtaining payment or performance of this Agreement.

c.             Suit may be brought or demand may be made against all parties who have signed this Agreement or any other indemnity covering all or any part of the indemnity pursuant to Section 4 hereof, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto.

d.            The exercise by Lender of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Lender shall have all rights, remedies and recourses afforded to Lender by reason of this Agreement or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Indemnitor or others obligated for the indemnity pursuant to Section 4 hereof, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Lender, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Indemnitor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of Indemnitor or of any breach of any of the provisions of this Agreement or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Lender shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on Indemnitor in any case shall of itself entitle Indemnitor to any other or further notice or demand in similar or other circumstances. No provision of this Agreement or any right, remedy or recourse of Lender with respect hereto, or any default or breach, can be waived, nor can this Agreement or Indemnitor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Agreement) executed, and delivered to Indemnitor, by Lender, or where otherwise specifically provided herein.

e.             Notwithstanding anything to the contrary contained herein, (a) Principal shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the indemnity set forth in Section 4 hereof, until any liability with respect to Section 4 hereof has been fully and finally paid, and (b) if Principal is or becomes an “insider” (as defined in Section 101 of the Bankruptcy Code) with respect to Borrower, then Principal hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Agreement (including any right of subrogation, except to the extent of collateral held by Lender), whether such rights arise under an express or implied contract or by operation of law, until any liability with respect to Section 4 hereof have been fully and finally paid. It is the intention of the parties that Principal shall not be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Agreement in the event that Borrower or Principal becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Lender to make the Loan as evidenced by the Note to Borrower.

f.             Principal hereby agrees that neither Lender’s rights or remedies nor Principal’s obligations under the terms of this Agreement shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of Principal under this Agreement shall be absolute and unconditional irrespective of (and Principal hereby waives any rights or protections related to): (i) any limitation of liability or recourse in any other Loan Document or arising under any law; (ii) any claim or defense that this Agreement was made without consideration or is not supported by adequate consideration; (iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the liabilities pursuant to Section 4 hereof; (iv) any homestead exemption or any other similar exemption under applicable Legal Requirements and Principal hereby waives the benefit of any such exemption as to the liabilities pursuant to Section 4 hereof; (v) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the liabilities pursuant to Section 4 hereof, including any impairment of Principal’s recourse against any Person or collateral; (vi) unless agreed to in writing by Lender or as otherwise expressly set forth in the Loan Documents, whether express or by operation of law, any partial release of the liability of Principal hereunder, or if one or more other guaranties are now or hereafter obtained by Lender covering all or any part of the liabilities pursuant to Section 4 hereof, any complete or partial release of any one or more of such indemnitors under any such other indemnity, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the liabilities pursuant to Section 4 hereof; (vii) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the liabilities pursuant to Section 4 hereof; (viii) either with or without notice to or consent of Principal: any renewal, extension, modification or rearrangement of the terms of any or all of the liabilities pursuant to Section 4 hereof and/or any of the Loan Documents; (ix) any neglect, lack of diligence, delay, omission, failure, or refusal of Lender to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the liabilities pursuant to Section 4 hereof, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the liabilities pursuant to Section 4 hereof; (x) any failure of Lender to notify Principal of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the liabilities pursuant to Section 4 hereof or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Lender against Borrower or any security or other recourse, or of any new agreement between Lender and Borrower, it being understood that, except as expressly provided herein, Lender shall not be required to give Principal any notice of any kind under any circumstances with respect to or in connection with the liabilities pursuant to Section 4 hereof, any and all rights to notice Principal may have otherwise had being hereby waived by Principal, and Principal shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and Principal acknowledges and agrees that Lender shall have no duty to notify Principal of any information which Lender may have concerning Borrower; (xi) if for any reason that Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the liabilities pursuant to Section 4 hereof or pay the amount thereof to someone else; (xii) the making of advances by Lender to protect its interest in any Individual Property or the Properties, preserve the value of any Individual Property or the Properties or for the purpose of performing any term or covenant contained in any of the Loan Documents; (xiii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense based upon any claim or other right that Principal may at any time have against Borrower, Lender, or any other Person, whether or not arising in connection with this Agreement, the Note, the Loan Agreement, or any other Loan Document, other than a claim that the liabilities pursuant to Section 4 hereof have been fully paid and performed; (xiv) the unenforceability of all or any part of the liabilities pursuant to Section 4 hereof against Borrower, whether because the liabilities pursuant to Section 4 hereof exceed the amount permitted by law or violate any usury law, or because the act of creating the liabilities pursuant to Section 4 hereof, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Principal shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the liabilities pursuant to Section 4 hereof, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the liabilities pursuant to Section 4 hereof); (xv) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the liabilities pursuant to Section 4 hereof, whether or not consented to by Lender; and/or (xvi) except as otherwise provided in Section 10 hereof or Article 6 of the Loan Agreement, any partial or total transfer, pledge and/or reconstitution of Borrower and/or any direct or indirect owner of Borrower (regardless of whether the same is permitted under the Loan Documents).

g.            EACH OF INDEMNITOR AND INDEMNITEE HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

13.           SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, or under any Individual Property, or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.

14.           INDEMNITOR’S REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that:

a.              it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;

b.              its execution of, and compliance with, this Agreement will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or any Individual Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or any Individual Property is subject;

c.              to the best of Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;

d.             it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

e.              to the best of Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other Person, and no approval, authorization or consent of any other Person is required in connection with this Agreement; and

f.               this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws or by equitable principles.

15.              NO WAIVER. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16.              NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (i) any notice from any governmental entity or any source whatsoever with respect to Hazardous Substances on, being released from or affecting any Individual Property, and (ii) any legal action brought against such party or related to any Individual Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 20 hereof.

17.              NOTICES. All notices or other written communications hereunder shall be made in accordance with Article 14 of the Loan Agreement to the addresses noted above (or to such other addresses as may be specified in writing by any party hereto to the other parties hereto).

18.              DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic image scan transmission (such as a “.pdf” file) will be effective as delivery of an original manually-executed counterpart of the Agreement. Each of Borrower and Principal represent and warrant that the intention of the natural Person signing this Agreement on its behalf is to attribute its respective signature to the Agreement and that if the party has signed using an E-Signature (defined below), that E-Signature represents the signer’s signature to this Agreement.  Each of Borrower and Principal understand and agree that such E-Signature, if applicable, is legally binding.  Each party signing this Agreement using an E-Signature waives all rights to repudiate the authenticity or validity of its E-signature to the extent such repudiation is based in whole or in part on the fact that such signature is not in original handwritten form.  All parties to this Agreement agree that the law governing all applicable E-Signatures will be the federal Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S. Code, Chapter 96) (E-SIGN) and/or the Uniform Electronic Transactions Act of 1999 as promulgated by the U.S. Uniform Law Commission for consideration and enactment by the States (UETA), and that under no circumstances will E-Signatures be governed by the Uniform Computer Information Transactions Act (UCITA).  As used in this Agreement, “E-Signature” means any form of signature other than an original handwritten signature, including any type of image created in any manner (whether electronically or otherwise) which image could reasonably be interpreted as an indication of the signer’s intent to sign the document.

19.              NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

20.              HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

21.              NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and permitted assigns forever.

22.              RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

23.              RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instruments, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

24.              INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

25.              GOVERNING LAW. The governing law and related provisions set forth in Section 17.2 of the Loan Agreement (including, without limitation, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Indemnitor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Indemnitor hereunder. Indemnitor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, Section 17.2 thereof). In the event of any conflict or inconsistency between the terms and conditions hereof and this Section 25, this Section 25 shall control.

26.              MISCELLANEOUS.

a.                Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

b.                Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.

c.                If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.

27.              STATE SPECIFIC PROVISIONS. In the event of any inconsistencies between the terms and conditions of this Section 27 and the other terms and conditions of this Agreement, the terms and conditions of Section 27 shall control and be binding.

a.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Arkansas:

i.              For purposes of any of the Properties in the State of Arkansas, the term “Environmental Law” shall include all applicable Arkansas environmental laws, including but not limited to, Arkansas Solid Waste Management Act, A.C.A. § 8-6-201, et. seq.; Arkansas Hazardous Waste Management Act of 1979, A.C.A. § 8-7-201, et. seq.; Arkansas Water and Air Pollution Control Act, A.C.A. § 8-4-101, et. seq.; and, Arkansas Clean Indoor Act of 2006, A.C.A. § 20-27-1801, et. seq.

b.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of California:

i.              For purposes of any of the Properties in the State of California, the term “Environmental Law” shall include the Porter-Cologne Water Cleanup Act, the Waste Management Act of 1980, the Toxic Pit Cleanup Act, the Underground Tank Act of 1984, the California Waste Quality Improvement Act and California Health and Safety Code Sections 25117 and 25316.

ii.             In accordance with California Code of Civil Procedure Section 736, as such Section may be amended from time to time, Indemnitee may bring an action for breach of contract against Indemnitor for breach of any environmental provisions (as such term is defined in such Section) made by Indemnitor herein or in any other Loan Document for the recovery of damages (other than lost profits and indirect, consequential, special, incidental, exemplary and/or punitive damages except to the extent the Indemnified Parties are responsible therefor to unrelated third parties) and/or for the enforcement of any environmental provision.

iii.            In accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, Indemnitee may waive the security of any Security Instrument as to any parcel of the Properties that is environmentally impaired or is an affected parcel (as such terms are defined in such Section), and as to any personal property which is Property attached to such parcel, and thereafter exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Indemnitee’s claim against Borrower to judgment, and any other rights and remedies permitted by law. In the event Indemnitee elects, in accordance with California Code of Civil Procedure Section 726.5, to waive all or part of the security of the Security Instruments and proceed against Borrower on an unsecured basis, the valuation of the real property, the determination of the environmentally impaired status of such security and any cause of action for a money judgment, shall, at the request of Indemnitee, be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq. Such referee shall be an M.A.I. appraiser selected by Indemnitee and approved by Borrower, which approval shall not be unreasonably withheld or delayed. The decision of such referee shall be binding upon both Borrower and Indemnitee, and judgment upon the award rendered by such referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645. Borrower shall pay all reasonable costs and expenses incurred by Indemnitee in connection with any proceeding under California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time.

iv.            This Agreement is intended to be cumulative of any rights of Indemnitee under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. Indemnitor hereby waives any restrictions or limitations which such statutes may impose on Indemnitor’s liability or any Indemnitee’s rights or remedies under this Agreement.

v.             Indemnitor hereby waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note, the Loan Agreement or any of the other Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Indemnitee or intended or understood by Indemnitee or Indemnitor; (d) any rights or defenses that may be available by reason of any election of remedies by Indemnitee (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Indemnitor’s subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Indemnitor to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Indemnitee under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United States); (e) any defense based upon Indemnitee’s failure to disclose to Indemnitor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note, the Loan Agreement or any of the other Loan Documents; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Indemnitee’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Indemnitee may have against Borrower and any right to participate in, or benefit from, any security for the Note, the Loan Agreement or the other Loan Documents now or hereafter held by Indemnitee; (j) other than those expressly provided for in this Agreement and/or the Loan Agreement, presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Indemnitor hereunder or the enforcement hereof. Indemnitor agrees that the payment of all sums payable under the Note, the Loan Agreement or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Note, the Loan Agreement or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Indemnitor’s liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, Indemnitor expressly waives to the extent permitted by law any and all rights and defenses which might otherwise be available to Indemnitor under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections and all other rights and defenses that Indemnitor might have because the Debt is secured by real property. This means, among other things, Indemnitee may collect from Indemnitor without first foreclosing on any real or personal property collateral pledged by Borrower; and if Indemnitee forecloses on any real property collateral pledged by Borrower, the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the same price, and Indemnitee may collect from Indemnitor even if Indemnitee, by foreclosing on the real property collateral, has destroyed any right Indemnitor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Indemnitor may have because Borrower’s Debt evidenced by the Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

vi.            Indemnitor hereby also waives and agrees not to assert or take advantage of any defense of Indemnitor based upon Indemnitee’s election of any remedy against Indemnitor or Borrower or both, including, without limitation, the defense to enforcement of this Agreement (the “Gradsky” defense based upon Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968) or subsequent cases) which, absent this waiver, Indemnitor would have by virtue of an election by Indemnitee to conduct a non-judicial foreclosure sale of the Properties, it being understood by Indemnitor that any such non-judicial foreclosure sale will destroy, by operation of California Code of Civil Procedure Section 580d, all rights of any party to a deficiency judgment against Borrower, and, as a consequence, will destroy all rights which Indemnitor would otherwise have (including, without limitation, the right of subrogation, the right of reimbursement, and the right of contribution) to proceed against Borrower and to recover any such amount, and that Indemnitee could be otherwise estopped from pursuing Indemnitor for a deficiency judgment after a non-judicial foreclosure sale on the theory that a guarantor should be exonerated if a lender elects a remedy that eliminates the guarantor’s subrogation, reimbursement or contribution rights.

vii.           Indemnitor hereby also waives its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Indemnitee to institute suit against, or to exhaust any rights and remedies which Indemnitee has or may have against, Indemnitor or any third party, or against any collateral for the obligations provided by Borrower or any third party.  In this regard, Indemnitor agrees that it is bound to the payment of all obligations hereunder, whether now existing or hereafter accruing as fully as if such obligations were directly owing to Indemnitee by Indemnitor.  Indemnitor further waives any defense arising by reason of any disability or other defense (other than the defense that the obligations are not due and owing or that the obligations shall have been fully and finally performed and indefeasibly paid) of Indemnitor or by reason of the cessation from any cause whatsoever of the liability of Indemnitor in respect thereof.

viii.          Indemnitor hereby also waives (i) any rights to assert against Indemnitee any defense (legal or equitable), set off, counterclaim, or claim which Indemnitor may now or at any time hereafter have against Indemnitor or any other party liable to Indemnitee; (ii) any defense, set off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the obligations or any security therefor; (iii) any defense Indemnitor has to performance hereunder, and any right Indemnitor has to be exonerated, provided by Sections 2819, 2822 or 2825 of the California Civil Code, or otherwise, arising by reason of:  any claim or defense based upon an election of remedies by Indemnitee; the impairment or suspension of Indemnitee’s rights or remedies against Indemnitor; the alteration by Indemnitee of its obligations; any discharge of Indemnitor’s obligations to Indemnitee by operation of law as a result of Indemnitee’s intervention or omission; or the acceptance by Indemnitee of anything in partial satisfaction of its obligations; (iv) the benefit of any statute of limitations affecting Indemnitor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of such statute of limitations applicable to Indemnitor’s liability hereunder. Notwithstanding anything to the contrary contained herein, Indemnitor does not waive the defense that any obligation is not due or owing or the defense that the obligations shall have been fully and finally performed and indefeasibly paid.

ix.            JUDICIAL REFERENCE AGREEMENT; REFEREE; COSTS.

(1)           Controversies Subject to Judicial Reference; Conduct of Reference. In the event that any action, proceeding and/or hearing on any matter whatsoever, including all issues of fact or law arising out of, or in any way connected with, the Properties, the Note, this Agreement or any of the Loan Documents, or the enforcement of any remedy under any law, statute, or regulation (hereinafter, a “Controversy”), is to be tried in a court of Los Angeles County, California and the jury trial waiver provisions set forth above are not permitted or otherwise applicable under then-prevailing law:

(a)        each controversy shall be determined by a consensual general judicial reference (the “Reference”) pursuant to the provisions of California Code of Civil Procedure §§ 638 et seq., as such statutes may be amended or modified from time to time.

(b)        upon a written request, or upon an appropriate motion by either Indemnitee or Indemnitor, any pending action relating to any controversy and every controversy shall be heard by a single referee who shall then try all issues (including any and all questions of law and questions of fact relating thereto), and issue findings of fact and conclusions of law and report a statement of decision. The referee’s statement of decision will constitute the conclusive determination of the controversy. Indemnitee and Indemnitor agree that the referee shall have the power to issue all legal and equitable relief appropriate under the circumstances before him/her.

(c)        Indemnitee and Indemnitor shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of each controversy in accordance with the terms of this Section 27(b)(ix).

(d)        either Indemnitee or Indemnitor may file the referee’s findings, conclusions and statement with the clerk or judge of any appropriate court, file a motion to confirm the referee’s report and have judgment entered thereon. If the report is deemed incomplete by such court, the referee may be required to complete the report and resubmit it.

(e)        Indemnitee and Indemnitor will each have such rights to assert such objections as are set forth in California Code of Civil Procedure §§ 638 et seq.

(f)         all proceedings shall be closed to the public and confidential, and all records relating to the Reference shall be permanently sealed when the order thereon becomes final.

(2)           Selection of Referee; Powers.

(a)        Indemnitee and Indemnitor shall select a single neutral referee (the “Referee”), who shall be a retired judge or justice of the courts of the State of California, or a federal court judge, in each case, with at least ten years of judicial experience in civil matters. The Referee shall be appointed in accordance with California Code of Civil Procedure §§ 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts).

(b)        If within ten (10) days after the request or motion for the Reference, Indemnitee and Indemnitor cannot agree upon a Referee, either Indemnitee or Indemnitor may request or move that the Referee be appointed by the Presiding Judge of the Los Angeles County Superior Court or of the U.S. District Court for the Central District of California. The Referee shall determine all issues relating to the applicability, interpretation, legality and enforceability of this Section 27(b)(ix).

(3)           Provisional Remedies; Self-Help and Foreclosure.

(a)        No provision of this Section 27(b)(ix) shall limit the right of either Indemnitee or Indemnitor, as the case may be, to (1) exercise such self-help remedies as might otherwise be available under applicable law, (2) initiate judicial or non-judicial foreclosure against any real or personal property collateral, (3) exercise any judicial or power of sale rights, or (4) obtain or oppose provisional or ancillary remedies, including without limitation, injunctive relief, writs of possession, the appointment of a receiver, and/or additional or supplementary remedies from a court of competent jurisdiction before, after or during the pendency of the Reference.

(b)        The exercise of, or opposition to, any such remedy does not waive the right of Indemnitee or Indemnitor to the Reference pursuant to this Section 27(b)(ix).

(4)           Costs and Fees.

(a)        Promptly following the selection of the Referee, Indemnitee and Indemnitor shall each advance equal portions of the estimated fees and costs of the Referee.

(b)        In the statement of decision issued by the Referee, the Referee shall determine that one of the parties is the prevailing party and award costs, including reasonable attorneys’ fees, to the prevailing party, if any, and may order the Referee’s fees to be paid or shared by Indemnitor and/or Indemnitee in such manner as the Referee deems just.

c.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Connecticut:

i.              INDEMNITORS HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

ii.             For purposes of any Individual Property located in the State of Connecticut, the term “Environmental Law” shall also include Section 22a-234 et seq. of the Connecticut General Statutes (the so-called “Connecticut Transfer Act”), as the same may have been amended from time to time.

d.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Idaho:

i.              The representations, warranties and covenants Indemnitor set forth in this Agreement are not secured by any Security Instrument or any other security documents securing the Loan and shall not be discharged or satisfied by foreclosure of the liens created by any Security Instrument or other security documents, except as otherwise provided herein.

e.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the Commonwealth of Massachusetts:

i.              For purposes of any of the Properties in the Commonwealth of Massachusetts, the term “Environmental Law” shall also include the Massachusetts Oil and Hazardous Materials Release, Prevention and Response Act, M.G.L. c. 21E; the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; the Massachusetts Clean Waters Act, M.G.L. c. 21, §§26-53; and the Massachusetts Air Pollution Control Laws, M.G.L. c. 111, §§ 142A-142M, each as amended, any successor thereto, and any regulations promulgated pursuant thereto.

f.                 With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Minnesota:

i.              For purposes of any of the Properties in the State of Minnesota, the term “Environmental Law” shall also include the Minnesota Environmental Response and Liability Act, Minnesota Statutes Chapter 115B, the Minnesota Petroleum Tank Release and Clean-up Act, Minnesota Statues Chapter 115C; and the Minnesota Environmental Rights Act, Chapter 116B.

g.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Mississippi:

i.              For purposes of any of the Properties in the State of Mississippi, the term “Environmental Law” shall also include the Mississippi Solid Wastes Disposal Law of 1974, as amended, Miss. Code Ann. § 17-17-1 et seq., the Mississippi Air and Water Pollution Control Law, Miss. Code Ann. § 49-17-1 et seq., and regulations promulgated pursuant thereto.

h.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Missouri:

i.              TO EFFECTUATE THE FOREGOING, INDEMNIFIED PARTIES ARE HEREBY GRANTED A POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR INDEMNITOR, A COPY OF THIS AGREEMENT IN ANY COURT WITH JURISDICTION OVER ANY INDIVIDUAL PROPERTY LOCATED IN THE STATE OF MISSOURI. THIS GRANT IS TO ALLOW INDEMNIFIED PARTIES TO RECEIVE THE BENEFIT OF THIS WAIVER OF TRIAL BY JURY PURSUANT TO SECTION 510.190, RSMO, RULE 69.01 V.A.M.R. AND/OR ANY OTHER APPLICABLE LAW. THE COPY OF THIS AGREEMENT SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE THE WAIVER OF TRIAL BY JURY BY INDEMNITOR IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR INDEMNIFIED PARTIES’ CONDUCT WITH RESPECT TO ANY OF THE FOREGOING. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. INDEMNITOR ACKNOWLEDGES THAT THE FOREGOING WAIVER HAS BEEN REVIEWED WITH AN ATTORNEY OF INDEMNITOR’S CHOICE AND THE MEANING AND EFFECT OF THE FOREGOING WAIVER ARE FULLY UNDERSTOOD.

ii.             For purposes of any Properties in the State of Missouri, the term “Environmental Law” shall also include, without limitation, the Missouri Solid Waste Management Law (Mo. Rev. Stat. §§ 260.200-260.345); Missouri Hazardous Waste Management Law (Mo. Rev. Stat. §§ 260.350-260.434); Missouri Abandoned or Uncontrolled Sites Law (Mo. Rev. Stat. §§ 260.435-260.482); Mo. Rev. Stat. §§ 260.500-260.609 (hazardous substance cleanup and hazardous waste management); Mo. Rev. Stat. §§ 260.900-260.965 (dry-cleaning facilities); Missouri Air Conservation Law (Mo. Rev. Stat. Chapter 643); Missouri Clean Water Law (Mo. Rev. Stat. Chapter 644); Missouri Underground Storage Tank Regulation (Mo. Rev. Stat. §§ 319.100-319.137) and the amendments, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time; and all other state, county, municipal, local or other laws, ordinances or regulations which relate to protection of human health and the environment, or to management or clean-up of Hazardous Substances or liability for or costs of the same, and the amendments, administrative rules, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

i.                 With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of New Hampshire:

i.              For purposes of any of the Properties in the State of New Hampshire, the term “Environmental Law” shall also include New Hampshire RSA Ch. 21-P:16-24 (Transport of Hazardous Materials and Waste); 125-C (Air Pollution Control); 130-A (Lead Paint Poisoning Prevention and Control); 141-E (Asbestos Management and Control); 146-A (Oil Spillage); 146-C (Underground Storage Facilities); 146-D (Oil Discharge and Disposal Cleanup Fund); 147-A (Hazardous Waste Management); 147-B (Hazardous Waste Cleanup Fund); 277-A (Worker’s Right to Know Act); 485 (N.H. Safe Drinking Water Act); and 485-A (Water Pollution and Waste Disposal), each as amended.

j.                 With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of New Jersey:

i.              For purposes of any of the Properties in the State of New Jersey, the term “Environmental Law” shall also include the Spill Compensation Control Act, N.J.S.A. 58:10-23.11 et seq.; the Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the Solid Waste Management Act, N.J.S.A. 13:1E-1, et seq.; and the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq. and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and their implementing regulations at N.J.A.C. 7:26B-1.1 et seq.;  N.J.A.C. 7:26C-1.1 et seq.; and N.J.A.C. 7:26E-1.1, et seq., each as amended.

k.                  With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of New Mexico:

i.                        For purposes of any of the Properties in the State of New Mexico, the term “Environmental Law” shall also include the Environmental Improvement Act, NMSA 1978, Section 74-1-1 et seq,; the Air Quality Control Act, NMSA 1978, Sections 74-2-1 et seq.; the Hazardous Waste Act, NMSA 1978, Sections 74-4-1 et seq.; the Water Quality Act, NMSA 1978, Sections 74-6-1 et seq.; and the Ground Water Protection Act, NMSA 1978, Sections 74-6B-1, et seq.; each as amended and the rules and regulations promulgated pursuant thereto; and all other state, county, municipal, local or other laws, ordinances or regulations which may relate to or deal with protection of human health or the environment in the State of New Mexico, relating to Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment, and the amendments, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

ii.                        To the extent applicable, if at all, the indemnifications set forth in this Agreement and the other agreements related hereto are limited by and subject to the provisions of NMSA 1978, Section 56-7-1 (2005), as amended from time to time.

l.                    With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the Commonwealth of Pennsylvania:

i.                        For purposes of any of the Properties in the Commonwealth of Pennsylvania, the term “Environmental Law” shall also include, without limitation, the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. 6020.101 et seq.; the Pennsylvania Solid Waste Management Act, 35 P.S. 6018.101 et seq.; the Pennsylvania Clean Streams Law, 35 P.S. 691.1 et seq.; the Pennsylvania Storage Tank and Spill Prevention Act, 35 P.S. 6021.101 et seq.; the Pennsylvania Sewage Facilities Act, 35 P.S. 750.1 et seq.; and the Pennsylvania Dam Safety and Encroachments Act, 32 P.S. 693.1 et seq.

m.                With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Rhode Island:

i.                        For purposes of any of the Properties in the State of Rhode Island, the term “Environmental Law” shall include, without limitation, any analogs of the aforementioned federal statutes under Rhode Island law, the Hazardous Materials Management Act, R.I.G.L. §23-19.1-1 et seq., the Industrial Property Remediation and Reuse Act, R.I.G.L. §23-19.14-1 et seq., the Air Pollution Act, R.I.G.L. §23-23-1 et seq., the Hazardous Substances Act, R.I.G.L. §23-24-1 et seq., each as amended and any successor thereto, and any regulations or guidance promulgated (pursuant to the aforementioned laws or otherwise) by the Rhode Island Department of Environmental Management.

n.                  With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of South Carolina:

i.                        For purposes of any of the Properties in the State of South Carolina, the term “Environmental Law” shall also include the South Carolina Pollution Control Act, S.C. Code Ann. Section 48-1-10 et seq.

ii.                        INDEMNITOR HEREBY WAIVES AND RELINQUISHES ANY AND ALL STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE DEBT REGARDLESS OF ANY APPRAISED VALUED OF THE INDIVIDUAL PROPERTY AND/OR PROPERTIES.

iii.                        INDEMNITOR ACKNOWLEDGES AND AFFIRMS THAT IT RECEIVED WRITTEN NOTIFICATION BEFORE THE TRANSACTION THAT A WAIVER OF STATUTORY APPRAISAL RIGHTS WAS REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF S.C. CODE ANN. SECTION 29-3-680.

o.                  With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of South Dakota:

i.                        For purposes of any of the Properties in the State of South Dakota, the term “Environmental Law” shall also include SDCL Chapter 34A-1 (Air Pollution Control), SDCL Chapter 34A-2 (Water Pollution Control), SDCL Chapter 34A-6 (Solid Waste Management), the South Dakota Environmental Protection Act of 1973 (SDCL Chapter 34A-10), SDCL Chapter 34A-11 (Hazardous Waste Management), SDCL Chapter 34A-12 (Regulated Substance Discharges) and the Petroleum Inspection and Release Compensation Act (SDCL Chapter 34A-13), together with all applicable rules, regulations and requirements of the South Dakota Codified Laws relating to each statutory authority, and all other state, county, municipal, local or other law, ordinance or regulation which may relate to or deal with protection of human health or the environment in the State of South Dakota, relating to Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment, and the amendments, administrative rules, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

p.                  With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Texas:

i.                        For purposes of any of the Properties in the State of Texas, the term “Environmental Law” shall include and any corresponding state laws or ordinances including but not limited to the Texas Water Code § 26.001 et seq.; Texas Health & Safety Code § 361.001 et seq.; and Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7.

q.                  With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the Commonwealth of Virginia:

i.                        For purposes of any of the Properties situated in whole or in part in the Commonwealth of Virginia, the term “Environmental Law” shall also include without limitation (i) the regulatory requirements of the Virginia Department of Environmental Quality, the Virginia Air Pollution Control Board, the Virginia Resources Authority, and the Virginia Gas and Oil Board; (ii) the provisions of Title 62.1 of the Virginia Code (Waters of the State, Ports and Harbors); (iii) the Virginia Air Pollution Control Board laws (Va. Code § 10.1-1300 to § 10.1-1327); (iv) the Virginia Water Quality Improvement Act of 1997 (Va. Code § 10.1-2117 to § 10.1-2134.1); (v) the Virginia Waste Management Act (Va. Code § 10.1-1400 to § 10.1-1458); and the Virginia Gas and Oil Act (Va. Code § 45.1-361.1 to Va. Code § 45.1-361.44); together with all applicable rules, regulations and requirements of the Virginia Administrative Code relating to each statutory authority, and all other state, county, municipal, local or other law, ordinance or regulation which may relate to or deal with protection of human health or the environment in the Commonwealth of Virginia, relating to Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment, and the amendments, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

ii.                        Indemnitor specifically waives the provisions of Section 49-25 and 49-26 of the Code of Virginia, as amended.

r.                    With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of West Virginia:

i.                        For the purposes of any of the Properties situated in whole or in part in the State of West Virginia, the term “Environmental Law” shall also include without limitation (i) the comprehensive regulatory requirements of the West Virginia Department of Environmental Protection, (ii) the provisions of Chapter 22 of the West Virginia Code, as amended, (iii) The Water Pollution Control Act, W.Va. Code §22-11-1, et seq., (iv) The Ground Water Protection Act, W.Va. Code §22-12-1, et seq.,(v) The Solid Waste Management Act, W.Va. Code §22-15-1, et seq., The Underground Storage Tank Act, W.Va. Code §22-17-1, et seq., (vi) The Hazardous Waste Management Act, W.Va. Code §22-18-1, et seq., (vii) The Water Resources Protection and Management Act, W.Va. Code §22-26-1, et seq., (viii) The Aboveground Storage Tank Act, W.Va. Code §22-30-1, et seq., (ix) Provisions Limiting The Civil Liability of the Possessor of Real Property for Certain Hazards; W.Va. Code §55-7-28, (x) together with all other Statutes governing Hazardous Substances in West Virginia and all applicable rules, regulations and requirement of the West Virginia Code relating to each such statutory authority and the general authority of the West Virginia Department of Environmental Protection, and all other State, county, municipal, local or other laws, ordinances, and regulations which may relate or deal with protection of human health or the environment in the State of West Virginia, relating to Hazardous Substances or relating to liability for or cause of other actual or threatened danger to human health or the environment, and the amendments, regulations, orders, decrees, permits, licenses, guidance documents, provisions in an deeds in the chain of title affecting the Properties or any other such regulations and statutes as hereafter promulgated and applicable to Hazardous Substances as all may be amended from time to time; and

ii.                        Indemnitor specifically agrees that this Agreement is not subject to the provisions of the Uniform Environmental Covenants Act, W.Va. Code §22-22B-1, et seq.

s.                   With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Wisconsin:

i.                        For purposes of any of the Properties in the State of Wisconsin, the term “Environmental Law” shall also include Chapter 23, Chapter 30, Chapter 160, Chapter 168, Chapter 254 and Chapters 280 to 299 of the Wisconsin Statutes, Chapters NR 100 to 800 of the Wisconsin Administrative Code, Chapter ATCP 93 of the Wisconsin Administrative Code, and all other state, county, municipal, local or other law, ordinance or regulation which may relate to or deal with protection of human health or the environment in the State of Wisconsin, relating to Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment, and the amendments, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

t.                    With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Wyoming:

i.                        For purposes of any of the Properties in the State of Wyoming, the term “Environmental Law” shall also include Wyoming Statutes Sections 35-11-101 through 35-11-2001, and all other state, county, municipal, local or other law, ordinance or regulation which may relate to or deal with protection of human health or the environment in the State of Wyoming, relating to Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment, and the amendments, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

BORROWER:

ARC AAANGIN001, LLC

ARC AABNLFL001, LLC

ARC AATNTMA001, LLC

ARC AAWSNGA001, LLC

ARC ABHNDMS001, LLC

ARC AMWNRKY001, LLC

ARC ARERIPA001, LLC

ARC ARVIRMN001, LLC

ARC AZCROMI001, LLC

ARC AZCTOLA001, LLC

ARC AZTMPGA001, LLC

ARC BFFTMFL001, LLC

ARC BKMST41001, LLC

ARC CBDTNPA001, LLC

ARC CBLDLPA001, LLC

ARC CBLMAPA001, LLC

ARC CBPHLPA001, LLC

ARC CBPHLPA002, LLC

ARC CBPHLPA003, LLC

ARC CBPHLPA004, LLC

ARC CBRBRPA001, LLC

ARC CBWNEPA001, LLC

ARC CHLKJTX001, LLC

ARC CHVCTTX001, LLC

ARC CKMST19001, LLC

ARC CVANSAL001, LLC

ARC CVHYKMA001, LLC, each a Delaware limited liability company

By:	/s/Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

ARC DGATHMI001, LLC

ARC DGBGLLA001, LLC

ARC DGBKHMS001, LLC

ARC DGBNBGA001, LLC

ARC DGCHEOK001, LLC

ARC DGCMBMS001, LLC

ARC DGDNDLA001, LLC

ARC DGDVLLA001, LLC

ARC DGFHLLA001, LLC

ARC DGFLRMI001, LLC

ARC DGFRTMS001, LLC

ARC DGFTSAR001, LLC

ARC DGGNWLA001, LLC

ARC DGGSBVA001, LLC

ARC DGGVLMS002, LLC

ARC DGHBKLA001, LLC

ARC DGHDNMI001, LLC

ARC DGHTGWV001, LLC

ARC DGHTSAR001, LLC

ARC DGLAFTN001, LLC

ARC DGLCRMN002, LLC

ARC DGMBLAR001, LLC

ARC DGMKNMI001, LLC

ARC DGMRALA001, LLC

ARC DGMSNTX002, LLC

ARC DGNTALA001, LLC

ARC DGRLFMS001, LLC

ARC DGRSEMI001, LLC

ARC DGRYLAR001, LLC

ARC DGSRBMO001, LLC

ARC DGSTNVA001, LLC

ARC DGSVNMO001, LLC

ARC DGTLSLA001, LLC

ARC DGVDRTX001, LLC

ARC DGVNLTN001, LLC

ARC DGWPTMS001, LLC

ARC DGWRNIN001, LLC

ARC DGWSNNY001, LLC, each a Delaware limited liability company

By:	/s/Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

ARC FDBRNLA001, LLC

ARC FDBTLKY001, LLC

ARC FDCHLID001, LLC

ARC FDCRLMO001, LLC

ARC FDDNVAR001, LLC

ARC FDDXRNM001, LLC

ARC FDFNTPA001, LLC

ARC FDHCRTX001, LLC

ARC FDKRMCO001, LLC

ARC FDOCYLA001, LLC

ARC FDPLSTX001, LLC

ARC FDWLDCO001, LLC

ARC FEBSMND001, LLC

ARC FECNBIA001, LLC

ARC FEEGLWI001, LLC

ARC FEGRFND001, LLC

ARC FELELMS001, LLC

ARC FESOUIA001, LLC

ARC FEWAUWI001, LLC

ARC FEWTNSD001, LLC

ARC FLCLTNC001, LLC

ARC FMMTCNJ001, LLC

ARC FMMTVAL001, LLC

ARC FMSNHPA001, LLC

ARC HR5BEIL001, LLC

ARC HR5BIAL001, LLC

ARC HR5BPMN001, LLC

ARC HR5CURI001, LLC

ARC HR5CVGA001, LLC

ARC HR5DOGA001, LLC

ARC HR5GAGA001, LLC

ARC HR5GASC001, LLC

ARC HR5HASC001, LLC

ARC HR5MSSE001, LLC

ARC HR5PEGA001, LLC

ARC HR5PISC001, LLC

ARC HR5SINJ001, LLC

ARC HR5SOCT001, LLC

ARC HR5VAGA001, LLC

ARC HR5ZUMN001, LLC, each a Delaware limited liability company

By:	/s/Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

ARC LWAKNSC001, LLC

ARC LWFYTNC001, LLC

ARC LWMCNGA001, LLC

ARC LWNBNNC001, LLC

ARC LWRMTNC001, LLC

ARC MFKXVTN002, LLC

ARC ORMNTWI001, LLC

ARC TKLWSFL001, LLC

ARC TPEGPTX001, LLC

ARC TSHRLKY001, LLC

ARC TSHTNMI001, LLC

ARC TSVRNCT001, LLC

ARC WGBEATX001, LLC

ARC WGGLTWY001, LLC

ARC WGLNSMI001, LLC

ARC WGOKCOK001, LLC

ARC WGTKRGA001, LLC

ARG AA12PCK001, LLC

ARG AA14PCK001, LLC

ARG CCFAYNC001, LLC

ARG CCLTZFL001, LLC

ARG CCNLVTX001, LLC

ARG CCPBLCO01, LLC

ARG CHDUBGA001, LLC

ARG DDEPOTX001, LLC

ARG DGBRWKY001, LLC

ARG DGCLKIA001, LLC

ARG DGCSTKY001, LLC

ARG DGCTSMI001, LLC

ARG DGELKKY001, LLC

ARG DGFLSKY001, LLC

ARG DGLCNMI001, LLC

ARG DGSDLKY001, LLC

ARG DI51PCK001, LLC

ARG DNMGCIN001, LLC, each a Delaware limited liability company

By:	/s/Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

ARG FMATHTX001, LLC

ARG FMBKHMS001, LLC

ARG FMCHIIL001, LLC

ARG FMCTVMS001, LLC

ARG FMIDBOK001, LLC

ARG FMTYLTX001, LLC

ARG IM12PKSLB001, LLC

ARG ME19PCK001, LLC

ARG MESMOAR001, LLC

ARG PH14SLB001, LLC

ARG ATCHTTN001, LLC

ARG 1CBHGNJ001, LLC

ARG OCPOOL2001, LLC

ARG OCPOOL4001, LLC

ARG WLGREFI001, LLC, each a Delaware limited liability company

By:	/s/Michael Anderson
	Name:	Michael Anderson
	Title:	Authorized Signatory

PRINCIPAL:

AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: American Finance Trust, Inc., a Maryland corporation, its General Partner

By:	/s/Michael Anderson
Name: Michael Anderson
Title: Authorized Signatory

[Signature Page to Environmental Indemnity Agreement]